UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2006

ELDERWATCH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-51249 (Commission File Number)	65-0891381 (IRS Employer Identification No.)

11731 Briarwood Circle, #1
Boynton Beach, FL 33457
(Address of Principal Executive Offices, Zip Code)

(561) 740-0103
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On May 24, 2006, Allan Weiss, the principal shareholder and President and Chief Executive Officer of Elderwatch, Inc. (the “Company”), entered into a Purchase and Sale Agreement which provided, among other things, for the sale of 4,537,500 shares of common stock of the Company (the “Purchased Shares”) to the buyers listed in such Purchase and Sale Agreement (the “Purchase Transaction”). The Purchased Shares represent an aggregate of 58% of the issued and outstanding share capital of the Company on a fully-diluted basis. The Purchased Shares were purchased by twenty three unaffiliated foreign persons and entities. The source of the cash consideration for the Purchased Shares was the buyers’ personal funds.

There are no arrangements or understandings among members of both the former and new control group and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of May 24, 2006, in connection with the closing of the Purchase Transaction, (i) Allan Weiss, resigned from all of his positions as director and officer of the Company, (ii) Brant E. Hodyno, resigned from his positions as officer of the Company and (iii) the Board of Directors of the Company elected Doron Uziel to serve as a director and as President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer of the Company.

In addition, Brant E. Hodyno will resign from the Company’s Board of Directors effective ten days after the delivery to the shareholders of the Company of an Information Statement pursuant to Rule 14f-1.

There are no family relationships among the directors of the Company. Each of the directors of the Company holds or will hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. The following is a brief account of the education and business experience of Doron Uziel during the past five years, and any other directorships held in reporting companies.

Doron Uziel, age 35, became a director and the President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer of the Company as of the close of business on May 24, 2006. Since 2005 until the present, Mr. Uziel has been employed by TraceGuard Technologies Inc., a public company engaged in the development of homeland security technology ("TraceGuard").  Mr. Uziel has been employed by TraceGuard as the assistant to the CFO. In such position, he assists TraceGuard in raising funds through public and private placements, prepares its financial statements and SEC filings, manages its financial matters and prepares and controls its annual budget. From 2004 until 2005, Mr. Uziel was employed by the Israeli Defense Forces as a strategic consultant, and from 1999 until 2003, he was employed by Minibit Insurance Agency Ltd., as the head of economic planning. Mr. Uziel received an MA in Economics from Tel Aviv University in 1997 and a BA in Economics from Tel Aviv University in 1992.

Currently there are no employment agreements or arrangements between the Company and Doron Uziel. There is no transaction during the last two years, or any proposed transactions, to which the Company was or is a party with Doron Uziel or any members his immediate family.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDERWATCH, INC.

By:	/s/ Doron Uziel
Name: Doron Uziel
Title: President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer

Date: May 31, 2006